Exhibit 10.21

AGREEMENT FOR THE PURCHASE AND SALE OF PERSONAL GOODWILL

This AGREEMENT FOR THE PURCHASE AND SALE OF PERSONAL GOODWILL (this "Agreement") is made as of this 30th day of January, 2018, by and among UFP Technologies, Inc., a Delaware corporation having an office in Massachusetts at 100 Hale Street, Newburyport, Massachusetts 01950 (the "Buyer"), and Eric C. Stahl of 232 Overbrook Road, Longmeadow, Massachusetts 01106 (the "Seller").

RECITAL

WHEREAS, the Seller is a stockholder of Dielectrics. Inc., a Massachusetts corporation (the "Company"), and has been its chief executive officer for thirty (30) years.

WHEREAS, the Company is in the business of the design, engineering, research, development, manufacture, sale and distribution of various products using RF, Impulse and Ultrasonic welding, thermal forming and adhesive bonding in various markets including medical, industrial, sports and leisure (the "Business");

WHEREAS, the Seller has independently developed, owned and will continue to own on the Closing Date (as defined in Section 2) close personal and ongoing business relationships, trade secrets and knowledge in connection with the Business, through the personal ability, personality, reputation, skill and integrity of the Seller, and other information relating thereto (collectively, the "Personal Goodwill"), which the Seller desires to sell to the Buyer as hereinafter provided;

WHEREAS, the Seller is not subject to an employment agreement, noncompetition agreement or similar restrictive covenant agreement relating to the Personal Goodwill; and

WHEREAS, the Buyer desires to acquire all of the Personal Goodwill, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

Definitions: Except as defined in this Agreement, the terms used in this Agreement have the meanings assigned to them in the Stock Purchase Agreement, dated January 30, 2018, between the Buyer and the stockholders of the Company (the “Stock Purchase Agreement”).

1. Purchase Price and Exchange of Consideration. The Seller shall sell, assign, transfer, convey and deliver to the Buyer, free from all liabilities and encumbrances, at the Closing (as defined in Section 2) the Personal Goodwill including, but not limited to, all of the Seller's respective rights and benefits related to the Personal Goodwill. In exchange for the Personal Goodwill, and subject to the terms and conditions of this Agreement, the Buyer shall pay to the Seller on the Closing Date the total sum of TWENTY MILLION and 00/100 DOLLARS ($20,000,000.00) for all of the Personal Goodwill (the "Purchase Price"). The payment required by this Section 1 shall not be affected by the death or disability of Seller.

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2. Closing and Transfer. The sale and assignment of the Personal Goodwill (the "Closing") shall occur on the date of the sale of all the shares of common stock of the Company to the Buyer (the "Closing Date"). Seller acknowledges and agrees that his obligation to transfer the Personal Goodwill survives the Closing. Seller shall execute all documents necessary for Closing, including the Bill of Sale and Assignment in the form attached hereto as Exhibit A.

3. Representations and Warranties. The Seller represents and warrants to the Buyer as follows:

3.1 Personal Goodwill. All of the Personal Goodwill is owned, and immediately prior to the Closing will be owned, by the Seller, free and clear of all liens, encumbrances, claims, options, security interests, calls and commitments of any kind. The Seller has full legal right, power and authority to enter into this Agreement and to sell, assign and transfer the Personal Goodwill to the Buyer and, on the Closing Date, the sale and assignment of the Personal Goodwill to the Buyer hereunder will transfer to the Buyer valid title thereto, free and clear of all liens, encumbrances, claims, options, security interests and commitments of any kind.

3.2 No Restrictions. The Seller is not currently a party to any contract, employment agreement, noncompetition agreement or any other contract or agreement, or subject to any restriction or condition contained in any permit, license, judgment, order, writ, injunction, decree or award which, singly or in the aggregate, materially and adversely affects or restricts, or is likely to materially and adversely affect or restrict the Personal Goodwill or the Buyer's acquisition, use or enjoyment thereof.

3.3 Approval and Authorization. The execution and delivery of this Agreement by the Seller and the performance of the transactions contemplated herein have been duly and validly authorized by the Seller, and this Agreement is a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its respective terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and general equity principles.

3.4 Economic Benefits. To the best of Seller's knowledge, the Seller is not aware of any present facts or any pending events, which would prevent the Buyer from realizing the economic benefits associated with the Personal Goodwill in the same manner as presently enjoyed by the Seller.

3.5 No Conflicts. The execution and delivery of this Agreement by the Seller does not, and the consummation by the Seller of the transactions contemplated hereby does not and will not, violate or conflict with, or result (with the giving of notice or the lapse of time or both) in the violation of, or constitute a default under any provision of, or result in the acceleration or termination of, or entitle any party to accelerate or terminate (whether after giving of notice or lapse of time or both), any obligation or benefit under, or result in the creation or imposition of any lien, pledge, security interest or other encumbrance upon the Personal Goodwill pursuant to any material contract, law, ordinance, regulation, order, arbitration award, judgment or decree to which the Seller is a party, or by which the Seller or his assets (including the Personal Goodwill) are bound and to the Seller's knowledge, does not and will not violate or conflict with any other material restriction of any kind or character to which the Seller is subject or by which any of Seller's assets (including the Personal Goodwill) may be bound.

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3.6 Personal Goodwill. The value of the Personal Goodwill is equal to the Purchase Price.

4. Representations and Covenants of Buyer. The Buyer represents and warrants as follows:

4.1 Existence and Good Standing. The Buyer has been duly organized and validly exists in good standing as a corporation under the laws of the State of Delaware.

4.2 No Default. The execution of this Agreement by the Buyer and the performance of its obligations hereunder will not violate or result in a breach of, or constitute a default under any material agreement to which the Buyer is a party or by which it or its assets are bound.

4.3 Approval and Authorization. The execution and delivery of this Agreement and the performance of the transactions contemplated herein have been duly and validly authorized by all necessary action on the part of the Buyer and is a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to, or affecting creditors’ rights and general equity principles.

5. Additional Agreements and Covenants: The Buyer and the Seller covenant as follows:

5.1 Preservation and Maintenance of Personal Goodwill. The Seller shall cooperate with the Buyer after the Closing Date in connection with all reasonable actions deemed necessary by the Buyer to transition the economic value of the Personal Goodwill to the Buyer, including without limitation, cooperating in making any filings required to effectuate the Company’s, the Sellers’ (as such term is defined in the Stock Purchase Agreement), and Buyer’s Section 338(h)(10) Election.

5.2 Non-Competition Provisions.

(a)       For a period of five (5) years commencing on the Closing Date (the "Restricted Period"), the Seller shall not, and shall not permit any of its or his Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in the Restricted Business in the Territory; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between the Company and customers or suppliers of the Company. Notwithstanding the foregoing, the Seller may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if the Seller is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 5% or more of any class of securities of such Person.

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(b)       During the Restricted Period, the Seller shall not, and shall not permit any of his Affiliates to, directly or indirectly, hire or solicit any employee of the Company or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 5.2(b) shall prevent the Seller or any of his Affiliates from hiring (i) any employee whose employment has been terminated by the Company or Buyer or (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee.

(c)       During the Restricted Period, the Seller shall not, and shall not permit any of his Affiliates to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients or customers of the Company or potential clients or customers of the Company for purposes of diverting their business or services from the Company.

(d)       The Seller acknowledges that the restrictions are all a part of the Personal Goodwill transferred to the Buyer which the Seller has been adequately compensated that a breach or threatened breach of this Section 5.2 would give rise to irreparable harm to the Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by the Seller of any such obligations, the Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(e)       The Seller acknowledges that the restrictions contained in this Section 5.2 are reasonable and necessary to protect the legitimate interests of the Buyer and constitute a material inducement to the Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 5.2 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law. The covenants contained in this Section 5.2 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

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5.3 Consulting Provisions.

(a) For a period commencing upon the Closing Date, and continuing thereafter for a minimum of one (1) year ("Consulting Period"), in order to transfer the Seller's Personal Goodwill to the Buyer, the Seller shall provide consulting services to the Buyer. For a period of three (3) months following the closing, the Seller shall be available a minimum of thirty (30) hours each week by telephone or at 300 Burnett Road, Chicopee, Massachusetts (the "Office") as required to transfer the Seller's Personal Good Will to the Buyer and for the following three (3) months shall be available a minimum of twenty (20) hours each week by telephone or at the Office as required to transfer the Seller's Personal Goodwill to the Buyer. During the following six (6) months, the Seller shall be available a minimum of ten (10) hours each week by telephone or at the Office in order to transfer his Personal Goodwill to the Buyer. In establishing the dates and time for office meetings, the Seller shall be given reasonable notice of the meeting. The Seller will be an independent contractor with the Buyer, and no employment or agency relationship is created by this Agreement.

(b)       The Seller shall be excused from providing the services described in this Section 5.3(a) if his general health condition does not reasonably permit him to do so. The Seller shall keep the Buyer reasonably informed regarding the condition of his health and his ability to provide services hereunder during the Consulting Period.

(c)       Neither Company nor Buyer shall be responsible for and Seller shall hold Company and Buyer harmless from all expenses, including reasonable legal fees and costs, which arise from Seller’s performance hereunder and which are for actual or alleged injury to any person or damage to any property, including Seller’s person or property, which to the extent that such expenses are solely attributable to the negligence or willful misconduct of Company and/or Buyer.

5.4 Confidentiality. From and after the Closing Date, Seller shall not (nor will he assist any other Person to do so) directly or indirectly reveal, report, publish or disclose the Confidential Information to any Person, firm or corporation not expressly authorized by the Company to receive such Confidential Information, or use (or assist any Person to use) such Confidential Information except for the benefit of the Company; provided, however, this covenant shall not apply to any information (i) which is or becomes generally available to the public other than as a result of disclosure by the Seller or any of his Affiliates, (ii) is already known to the receiving party prior to its disclosure by the disclosing party, (iii) has been rightfully received from a third party without confidential or proprietary restriction and without breach of this Agreement, (iv) has been approved for release by written authorization of the disclosing party, or (v) is required to be disclosed in any legally required government or securities filings, legal proceedings, subpoena, civil or criminal investigative demand or other similar process. In the event of a disclosure pursuant to clause (v), Seller shall (A) provide the Company with prompt notice of such required disclosure so that the Company may attempt to obtain a protective order, and (B) reasonably cooperate with the Company, at the Company’s expense, in obtaining such protective order. The term “Confidential Information” means all information or materials of the Company and/or the Business of which is not generally known by non-Company personnel which (i) gives the Company and/or the Business some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interest of the Company and/or the Business; (ii) which is owned by the Company or in which the Company has an interest; or (iii) (A) whether or not is marked “Confidential Information,” “Proprietary Information,” or other similar marking, (B) known by Seller to be considered confidential and proprietary by the Company and/or the Business, or (C) from all the relevant circumstances could reasonably be assumed by Seller to be confidential and proprietary to the Company. Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know how, processes, formulas, models, flow charts, software in various stages of development, source codes, object codes, research and development procedures, research or development and test results, marketing techniques and materials, marketing, development and distribution plans, price lists, pricing policies, business plans, information relating to the identity of customers, suppliers and agents, characteristics and agreements, financial information and projections, and employee, independent contractor, and agent files. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company.

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5.5 Assignment of Inventions. Seller agrees that, any and all inventions, discoveries, innovations, works of authorship, Technology, writings, domain names, improvements, trade secrets, designs, drawings, formulas, business processes, secret processes and know-how, whether or not patentable or a copyright or trademark, which Seller may create, conceive, develop or make, either alone or in conjunction with others and related or in any way connected with the Company’s strategic plans, products, processes or apparatus or Business (collectively, “Inventions”), shall be fully and promptly disclosed to the Company and shall be the sole and exclusive property of the Company as against Seller or any of Seller’s assignees. Seller hereby confirms and acknowledges that Seller has irrevocably assigned, transferred, set over and delivered and does hereby irrevocably assign, transfer, set over and deliver to Company, its successors and assigns, all of Seller’s right, title and interest in the Inventions, including all intellectual property rights therein and thereto, all remedies against infringements thereof, all income, royalties and payments receivable in respect thereof, and all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind (including all damages and payments for past, present or future infringement or misappropriation or dilution of such Inventions, the right to sue and recover for past infringements or misappropriations or dilutions of such Inventions and any and all corresponding rights that have been, now or hereafter may be secured throughout the world with respect to such Inventions. At any time, Seller further agrees to execute and acknowledge all papers and to do, at the Company’s expense, any and all other things necessary for or incident to the applying for, obtaining and maintaining of such intellectual property rights, as the case may be, and to execute, on request, all papers necessary to assign and transfer such Inventions, to the Company and its successors and assigns. In the event that the Company is unable, after reasonable efforts and, in any event, after ten (10) business days, to secure Seller’s signature on a written assignment to the Company, whether because of Seller’s physical or mental incapacity, or for any other reason whatsoever, Seller irrevocably designates and appoints any officer of the Company as Seller’s attorney-in-fact to act on Seller’s behalf to execute and file any such applications and to do all lawfully permitted acts to further the prosecution or issuance of such assignments. “Technology” shall mean, collectively, all information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used by the Company.

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6. Survival. Except for the provisions set forth in Section 5.2, the representations, warranties and covenants of the parties contained in this Agreement shall survive the Closing Date the applicable statute of limitations period plus 60 days.

7. Indemnification. Seller shall indemnify and hold Buyer and Company harmless from any and all losses, damages, liabilities, deficiencies, judgments, interest, awards, penalties, fines, costs or expenses, including reasonable attorneys’ fees and costs imposed upon, sustained, incurred or suffered by Buyer and/or the Company to the extent they are based upon, arising out of, related to or otherwise in respect of any breach or inaccuracy of any representation and warranty of Seller contained in this Agreement, any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller under this Agreement, and any audit or other investigation of Seller pertaining to the Personal Goodwill in which the Company and/or Buyer may be required to provide information, documentation, testimony, or otherwise cooperate with the applicable governmental agency, in excess of $17,500.00.

8. General.

8.1 Further Assurances. The Seller will cooperate with the Buyer on and after the Closing Date in furnishing information and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date and will take, or cause to be taken such further action, and will execute, deliver and file such further documents and instruments as the Buyer reasonably requests in order to effectuate fully the purposes, terms and conditions of this Agreement.

8.2 Assignment: Binding Effect. This Agreement, and the rights of the Buyer hereunder, may be assigned by the Buyer. This Agreement, and the rights of the Seller hereunder, may not be assigned by the Seller. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, the successors and assigns of the Buyer, and the heirs, beneficiaries and legal representatives of the Seller.

8.3 Execution. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Execution and delivery of this Agreement by delivery of a facsimile copy bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

8.4 Brokers. Each party represents and warrants that it employed no broker or agent in connection with this transaction and shall indemnify the other against all loss, cost, damage or expense arising out of claims for fees or commissions of brokers or agents employed or alleged to have been employed by such indemnifying party.

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8.5 Notices. Any notice or communication required or permitted hereunder shall be sufficiently given if sent by facsimile, or first class mail, postage prepaid to:

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(a)	Buyer

UFP Technologies, Inc.,

100 Hale Street

Newburyport, Massachusetts 01020

Attn: Ron Latille978-234-0926, rlatille@ufpt.com

with a copy to (which shall not constitute notice to):

Howard & Howard Attorneys PLLC

450 West Fourth Street

Royal Oak, Michigan 48067

Attn: John D. Logan 248-723-0393, jdl@h2law.com

Joseph E. Michniacki 248-723-0484, jpm@h2law.com

(b) Seller:

Eric C. Stahl

232 Overbrook Road

Longmeadow, MA 01106

with a copy to:

Shatz, Schwartz and Fentin, P.C.

1441 Main Street

Springfield, MA 01103

Attention: Steven J. Schwartz, sschwartz@ssfpc.com

David K. Webber, dwebber@ssfpc.com

Telephone No. (413) 737-1131

8.6 Applicable Law. This Agreement will be governed by the laws of the Commonwealth of Massachusetts without regard to conflicts of laws principles.

8.7 Captions. The captions in this Agreement are for convenience only and shall not be considered a part hereof, or affect the construction or interpretation of any provisions of this Agreement.

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8.8 Entire Agreement. This Agreement and the Stock Purchase Agreement constitute the entire agreement and understanding between the Seller and the Buyer and supersedes any prior agreement and understanding, written or oral, relating to the subject matter of this Agreement. The Seller acknowledges that he has (a) had the opportunity to seek the advice of independent counsel, including independent tax counsel, regarding the consequences of this Agreement; and (b) received no representations from the Buyer or its counsel regarding the tax consequences of this

Agreement. This Agreement may be modified or amended only by a written instrument executed by the parties hereto.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above written.

SELLER:

_/s/ Eric C. Stahl____________

Eric C. Stahl, individually

BUYER:

UFP Technologies, Inc.

By: _/s/ Ron Lataille___________

Name: Ron Lataille